SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WPT Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0639000

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

If this form relates to the registration
of a class of securities pursuant to
Section 12(b) of the Exchange Act
and is effective pursuant to General
Instruction A.(c), please check the
following box. ☐
If this form relates to the registration
of a class of securities pursuant to
Section 12(g) of the Exchange Act
and is effective pursuant to General
Instruction A.(d), please check the
following box: ☒

Securities Act registration statement file number to which this form relates:     333-114479
                                                                                                                              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     The Registrant is currently organized as a Delaware limited liability company named “World Poker Tour, LLC.” Prior to the effective date of the Registrant’s Registration Statement on Form S-1 (File No. 333-114479), as originally filed with the Securities and Exchange Commission on April 15, 2004, or as subsequently amended, including any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 in connection with such registration statement (the “Registration Statement”), the Registrant will be converted into a Delaware corporation named “WPT Enterprises, Inc.” (the “Conversion”).

     The description of Registrant’s securities under this Item 1 is incorporated by reference to the section entitled “Description of Capital Stock” contained in the Registration Statement, which information assumes that the Conversion has been completed.

Item 2. Exhibits.

Exhibit	Description Of Document
2.1	Certificate of Formation of World Poker Tour, LLC (1)
2.2	Limited Liability Company Agreement dated as of March 4, 2002, by and among World Poker Tour, LLC, Lakes Poker Tour, LLC and Steven Lipscomb (2)
2.3	Form of Certificate of Conversion (3) (6)
2.4	Form of Certificate of Incorporation of WPT Enterprises, Inc. (4) (6)
2.5	Form of Bylaws of WPT Enterprises, Inc. (5) (6)

(1) Incorporated by reference to Exhibit 3.1 to the Registration Statement.

(2) Incorporated by reference to Exhibit 3.2 to the Registration Statement.

(3) Incorporated by reference to Exhibit 3.3 to the Registration Statement.

(4) Incorporated by reference to Exhibit 3.4 to the Registration Statement.

(5) Incorporated by reference to Exhibit 3.5 to the Registration Statement.

(6) To become effective prior to the effective date of the Registration Statement.

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SIGNATURE

     Pursuant to all of the requirements of Section 12 of the Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLD POKER TOUR, LLC
Dated: July 14, 2004	By:	/s/ W. Todd Steele
W. Todd Steele, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description Of Document
2.1	Certificate of Formation of World Poker Tour, LLC (1)
2.2	Limited Liability Company Agreement dated as of March 4, 2002, by and among World Poker Tour, LLC, Lakes Poker Tour, LLC and Steven Lipscomb (2)
2.3	Form of Certificate of Conversion, to be filed immediately prior to the effective date of the registrant’s initial public offering (3)(6)
2.4	Form of Certificate of Incorporation of WPT Enterprises, Inc., to become effective immediately prior to the effective date of the registrant’s initial public offering (4)(6)
2.5	Form of Bylaws of WPT Enterprises, Inc., to become effecting immediately prior to the effective date of the registrant’s initial public offering (5)(6)

(1) Incorporated by reference to Exhibit 3.1 to the Registration Statement.

(2) Incorporated by reference to Exhibit 3.2 to the Registration Statement.

(3) Incorporated by reference to Exhibit 3.3 to the Registration Statement.

(4) Incorporated by reference to Exhibit 3.4 to the Registration Statement.

(5) Incorporated by reference to Exhibit 3.5 to the Registration Statement.

(6) To become effective prior to the effective date of the Registration Statement.

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